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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 101 to the Registration Statement on Form N-1A (the "Registration Statement") of our reports dated October 7, 2005, relating to the financial statements and financial highlights appearing in the August 31, 2005 Annual Reports to Shareholders of Vanguard FTSE Social Index Fund (formerly known as Vanguard Calvert Social Index Fund), Vanguard U.S. Sector Index Funds, Vanguard U.S. Growth Fund, and Vanguard International Growth Fund, which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers--Independent Registered Public Accounting Firm" in the Statement of Additional Information.










PricewaterhouseCoopers LLP
Philadelphia, PA




December 14, 2005